Exhibit 99.2

AMENDMENT NO. 3 TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAR GAS PARTNERS, L.P.

This Amendment No. 3, dated as of July 19, 2012 (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P. (the “Partnership”), dated as of April 28, 2006 (the “Partnership Agreement”), is entered into among Kestrel Heat, LLC, as the general partner of the Partnership (“Kestrel Heat” or the “General Partner”), and the limited partners of the Partnership. Capitalized terms used herein and not otherwise defined herein are used as defined in the Partnership Agreement.

WHEREAS, the Partnership has adopted certain amendments (the “Plan Amendments”) to its management incentive compensation plan and as amended, the Plan has been amended and restated in its entirety (the “Plan”); and

WHEREAS, in order to implement the Plan Amendments, it is necessary to make certain amendments to the Partnership Agreement; and

WHEREAS, pursuant to Section 15.1(d)(i) of the Partnership Agreement, and subject to certain exceptions that the General Partner has determined are not applicable in this instance, the General Partner, in its capacity as general partner of the Partnership, is authorized to make amendments to the Partnership Agreement without the approval of any Limited Partner or assignee, so long as the amendments do not adversely affect the Limited Partners in any material respect; and

WHEREAS, THE General Partner has determined that the amendment to the Partnership Agreement set forth below does not adversely affect the Limited Partners in any material respect.

NOW, THEREFORE, it is hereby agreed as follows:

1. Amendments.

A. Section 5.10 to the Partnership Agreement is hereby revised in its entirety to read as follows:

“Section 5.10. Special Provision Relating to Management Incentive Compensation Plan

Notwithstanding anything to the contrary contained herein, 50% of the distributions (the “Incentive Distributions”) otherwise distributable to the holders of General Partner Units pursuant to Sections 5.4 (iv) and (v), shall be utilized to fund this Management Incentive Plan for distribution to the participants of the Partnership’s Amended and Restated Management Incentive Compensation Plan (the “Plan”) in accordance with the terms of the Plan.

B. Section 14.4(c) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, 50% of all distributions which the General Partner would be entitled to receive with respect to its general partner interest shall be paid to the Partnership to fund the Plan in accordance with the terms of the Plan.”

2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Partnership Agreement and their respective successors and assigns.

3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

6. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid,

unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

Dated as of July 19, 2012

GENERAL PARTNER:

KESTREL HEAT, LLC

By:	/s/ Daniel P. Donovan
Name:	Daniel P. Donovan
Title:	Chief Executive Officer

LIMITED PARTNERS:

All limited partners of the Partnership, pursuant to the Powers of Attorney granted to the General Partner.

By:	KESTREL HEAT, LLC

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Partnership Agreement

By:	/s/ Daniel P. Donovan
Name:	Daniel P. Donovan
Title:	Chief Executive Officer